UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2003

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-04801	06-0247840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of Principal Executive Offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On May 22, 2003, Barnes Group Inc. (the “Registrant”) filed with the Securities and Exchange Commission a prospectus, consisting of a prospectus supplement dated May 21, 2003 and a base prospectus dated April 11, 2003, which relates to the offer and sale of 2,823,506 shares of the Registrant’s common stock, par value $.01 per share. Of these shares, 2,000,000 shares are newly issued shares offered by the Registrant and 823,506 shares are currently outstanding shares offered by GC-Sun Holdings II, L.P., the selling stockholder. The prospectus also relates to the offer and sale of an additional 423,525 newly issued shares that may be purchased by the underwriters pursuant to an over-allotment option granted by the Registrant to the underwriters.

In order to furnish certain exhibits for incorporation by reference into the registration statement under which the offer and sale of the shares is registered, the Registrant is filing the underwriting agreement relating to the offering and an opinion of the Registrant’s counsel regarding the validity of the shares to be sold by the Registrant pursuant to the prospectus.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed as part of this Report:

Exhibit Number	Exhibit Name

1

Underwriting Agreement, dated May 21, 2003 among Barnes Group Inc. and Banc of America Securities LLC, McDonald Investments Inc., a KeyCorp Company, Robert W. Baird & Co. Incorporated, BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

5	Opinion of Nixon Peabody LLP

23	Consent of Nixon Peabody LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2003	BARNES GROUP INC.

	By:	/s/ SIGNE S. GATES
	Name:	Signe S. Gates
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Name	Location

Exhibit 1

Underwriting Agreement, dated May 21, 2003 among Barnes Group Inc. and Banc of America Securities LLC, McDonald Investments Inc., a KeyCorp Company, Robert W. Baird & Co. Incorporated, BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

Filed herewith

Exhibit 5	Opinion of Nixon Peabody LLP	Filed herewith

Exhibit 23	Consent of Nixon Peabody LLP	Included in Exhibit 5